Exhibit 99.1
                                                                    ------------



                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800

                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR ITS FIRST QUARTER ENDED MARCH 31, 2007

Woodland Hills, California, May 11, 2007 - Unico American Corporation (NASDAQ - "UNAM") announced today that for its quarter ended March 31, 2007, revenues were $12,845,975 and net income was $1,688,588 ($0.30 diluted income per share) compared with revenues of $14,073,675 and net income of $1,887,550 ($0.34 diluted income per share) for the quarter ended March 31, 2006.

Stockholders' equity was $62,810,927 at March 31, 2007, or $11.22 per common share including unrealized after-tax investment losses of $11,007 compared to stockholders' equity of $60,871,022 or $10.89 per common share including unrealized after-tax investment losses of $216,074 at December 31, 2006.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                (UNAUDITED)
                       ($ in thousands, except per share)



                                                     Three Months Ended Ended
                                                             March 31
                                                             --------
                                                      2007              2006
                                                      ----              ----


Revenues
--------
Insurance Company Revenues
   Premium earned                                    $12,740           $14,845
   Premium ceded                                       3,031             3,631
                                                       -----            ------
      Net premium earned                               9,709            11,214
   Investment income                                   1,622             1,334
   Other income                                           10                28
                                                      ------            ------
      Total Insurance Company Revenues                11,341            12,576

Other Revenues from Insurance Operations
   Gross commissions and fees                          1,315             1,300
   Investment income                                      38                21
   Finance charges and fees earned                       149               173
   Other income                                            3                 4
                                                      ------            ------
      Total Revenues                                  12,846            14,074
                                                      ------            ------

Expenses
--------
Losses and loss adjustment expenses                    5,934             6,518
Policy acquisition costs                               1,996             2,451
Salaries and employee benefits                         1,422             1,285
Commissions to agents/brokers                            204               158
Other operating expenses                                 765               748
                                                      ------            ------
   Total Expenses                                     10,321            11,160
                                                      ------            ------

   Income Before Income Taxes                          2,525             2,914
Income Tax Provision                                     836             1,026
                                                       -----             -----

   Net Income                                         $1,689            $1,888
                                                       =====             =====


PER SHARE DATA
--------------
Basic
  Earnings Per Share                                   $0.30             $0.34
  Weighted Average Shares (000)                        5,596             5,506
Diluted
  Earnings Per Share                                   $0.30             $0.34
  Weighted Average Shares (000)                        5,679             5,626


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                     60.8%             57.9%
Underwriting Expenses                                   30.7%             30.6%
                                                        ----              ----
  Combined Ratio                                        91.5%             88.5%
                                                        ====              ====